Exhibit 23.1

CONSENT OF ERNST & YOUNG LLP, INDEPENDENT AUDITORS

We consent to the incorporation by reference in the Registration Statement (Form S-8) pertaining to the 2000 Employee Stock Purchase Plan of ISIS Pharmaceuticals, Inc., of our report dated January 30, 2003, with respect to the financial statements of ISIS Pharmaceuticals, Inc. included in its Annual Report (Form 10-K) for the year ended December 31, 2002, filed with the Securities and Exchange Commission.

ERNST & YOUNG LLP

/s/ ERNST & YOUNG LLP
San Diego, California
July 1, 2003